Exhibit 99.1

Atlas Energy Solutions Announces Acquisition of PropFlow

Austin, TX – July 29, 2025 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today announced the acquisition of Propflow, LLC (“PropFlow”), a leading provider of patented on-wellsite proppant filtration technology. The transaction, which closed on July 28, 2025, is intended to strengthen Atlas’ existing proppant handling capabilities as part of the Company’s vision of mine-to-blender proppant logistics. PropFlow provides a cutting-edge on-wellsite proppant filtration system that eliminates proppant debris at the wellsite, reducing frac equipment maintenance costs and downtime and aiding in 24/7 pumping operations.

“We are thrilled to welcome PropFlow to the Atlas family,” said John Turner, Atlas’ President & Chief Executive Officer. “The addition of PropFlow is just another step in our mission to drive higher completion efficiencies for our customers. We anticipate that PropFlow’s patented filtration system, combined with Atlas’ high-quality sand and logistics platform, will allow Atlas to provide customers with the supporting infrastructure to pump at rates that surpass historical benchmarks. Atlas continues to look for ways to generate the next wave of evolution in well completion methodologies in an effort to drive better returns for our customers and Atlas shareholders.”

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes oilfield logistics, distributed power systems, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

About Propflow, LLC

PropFlow’s innovative and patented technology is designed to eliminate debris from proppant at the wellsite. The company’s mission is to improve proppant delivery, reduce frac equipment maintenance costs and downtime, minimize the total proppant cost to the end user, and offer customers a viable path to reduce carbon emissions. Pre-transaction, PropFlow was headquartered in Little Rock, Arkansas with operations based in Odessa, Texas. PropFlow was founded in 2021 by Britt Mitchell and Chris Martin.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding the expected synergies and efficiencies to be achieved as a result of the acquisition of PropFlow.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether the Moser Acquisition will achieve its anticipated benefits and projected synergies within the expected time period or at all; Atlas’s ability to integrate Moser’s operations in a successful manner and in the expected time period; unforeseen or unknown liabilities, future capital expenditures and potential litigation relating to the Moser Acquisition; unexpected future capital expenditures; our ability to successfully execute our stock repurchase program or implement future stock repurchase programs; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine, Israel and Hamas and Israel and Iran; increasing hostilities and instability in the Middle East; adverse developments affecting the financial services industry; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; our ability to complete growth projects, on time and on budget; the risk that stockholder litigation in connection with our recent corporate reorganization may result in significant costs of defense, indemnification and liability; changes in general economic, business and political conditions, including changes in the financial markets; transaction costs; actions of OPEC+ to set and maintain oil production levels; the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil; inflation; environmental risks; operating risks; regulatory changes; lack of demand; market share growth; the uncertainty inherent in projecting future rates of reserves; production; cash flow; access to capital; the timing of development expenditures; the ability of our customers to meet their obligations to us; our ability to maintain effective internal controls; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 25, 2025 and Quarterly Report on Form 10-Q, filed with the SEC on May 6 2025, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy